Exhibit 4.4

SUBSCRIPTION AGREEMENT

USA Technologies, Inc.
100 Deerfield Lane
Suite 140
Malvern, PA 19355

The undersigned has received the prospectus dated April __, 2010 (the “Prospectus”), and hereby subscribes for ________________ shares of no par value common stock (the “Shares”) of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), and related warrants (“Warrants”) to purchase the same number of shares of common stock for a subscription price of $[•].  The undersigned hereby agrees that this subscription shall be irrevocable and shall survive the death or disability of the undersigned.  Payment of the purchase price for the Shares and related Warrants is due upon subscription.

The undersigned acknowledges that (i) the Company has the right to accept or reject this subscription in whole or in part, (ii) this subscription shall be deemed to be accepted by the Company only when the Company signs this Subscription Agreement; and (iii) the undersigned has relied only on that information specified in the Prospectus.

No. of Shares: _________________
Subscription Amount: $ ________________ (number of Shares multiplied by $[•])

Make check payable to:  USA Technologies, Inc.

Please print name(s) or title, residence address, and SSN or Tax ID for which the Offered Shares are to be registered.  Please notify the Company in writing if your address changes before you either receive your shares or are notified that your subscription has not been accepted.

Name: ________________________
Street: ________________________
City: ________________________	State: ___	Zip Code:_______

SSN or Tax ID No.: ________________________
(For joint ownership, both parties must provide a Social Security Number or similar tax identification)

Indicate type of ownership:

☐ Individual Ownership	☐ Joint Tenants with Right of Survivorship
☐ Community Property	☐ Tenants in Common
☐ Tenants by the Entirety	☐ Corporate Ownership
☐ Partnership Ownership	☐ Custodian for a Minor
☐ Trust (see below)	☐ IRA or Pension Plan

Date Trust Established: _____________

Each subscriber represents that:

(a)	The information contained herein is complete and accurate and may be relied upon, and

(b)
The undersigned will notify the Company immediately of any material change in any such information occurring prior to the acceptance of the undersigned’s subscription, including any changes in address or other contact information.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of this ____ day of _______________, 2010.

FOR INDIVIDUALS:

________________________
Print Name

________________________
Signature

NAME AND SIGNATURE OF JOINT TENANT OR TENANT IN COMMON

________________________
Print Name

________________________
Signature

FOR TRUSTS, CORPORATIONS, PARTNERSHIPS

__________________________________
Print Name of Entity

________________________
By:
Name:
Title:

________________________
Signature

Agreed to and accepted:

By: USA TECHNOLOGIES, INC.

By: ________________________
George R. Jensen, Jr.
Chief Executive Officer